As filed with the Securities and Exchange Commission on June 12, 2006
Registration No. 333-120141

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CYTOMEDIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	23-3011702
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

416 Hungerford Dr., Suite 330, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Cytomedix, Inc. Long-Term Incentive Plan
(Full title of the plan)

ANDREW MASLAN
CHIEF FINANCIAL OFFICER
416 HUNGERFORD DR., SUITE 330
ROCKVILLE, MARYLAND 20850
(240) 499-2680
(Name, address and telephone number of agent for service)

WITH COPIES TO:
A. HEATH ABSHURE
WILLIAMS & ANDERSON PLC
111 CENTER STREET, 22ND FLOOR
LITTLE ROCK, ARKANSAS 72201
(501) 372-0800

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is filed for the sole purpose of filing the written consent of Registrant’s independent auditors to the incorporation by reference of the auditor’s report on the Registrant’s audited financial statements which was inadvertently omitted from the Form 10-KSB filed on March 23, 2006. Accordingly, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement consists only of the facing page, this Explanatory Statement, Part II, Item 8 of the Registration Statement, and the additional exhibit.

PART II

INFORMATION REQUIRED TO BE IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

4.1
Amended and Restated Certificate of Designation of the Relative Rights and Preferences of Series A Preferred, Series B Preferred and common stock of Cytomedix, Inc. (Previously filed on March 31, 2004, on Form 10-KSB for year ended December 31, 2003, File No. 000-28443)

5.1	Opinion of Williams & Anderson PLC (Previously filed on November 1, 2004, on Form S-8, File No. 333-120141)

10.1	Cytomedix, Inc. Long-Term Incentive Plan as amended on October 19, 2004 (Previously filed on November 1, 2004, on Form S-8, File No. 333-120141)

23.1	Consent of L J Soldinger Associates, LLC

23.2	Consent of Williams & Anderson PLC (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rockville, State of Maryland, on June 9, 2006.

Cytomedix, Inc.

By: /s/Kshitij Mohan
       Kshitij Mohan

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/Kshitij Mohan
Kshitij Mohan, Chief Executive Officer and Chairman of the Board

/s/Arun Deva
Arun Deva, Director

/s/David F. Drohan
David F. Drohan, Director

/s/Mark T. McLoughlin
Mark T. McLoughlin, Director

/s/Andrew Maslan
Andrew Maslan, Chief Financial Officer